Section 2: EX-99.1 (EARNINGS RELEASE AND

SUPPLEMENTAL FINANCIAL DATA)

Exhibit 99.1

BRE Properties, Inc.

First Quarter 2006

Earnings Release and

Supplemental Financial Data

Galleria at Towngate 268 Units Moreno Valley, California

BRE Properties, Inc.	Phone:	415.445.6530
525 Market Street, 4th Floor	Fax:	415.445.6505
San Francisco, CA 94105	E-mail:	ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications

415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s cur

BRE Properties, Inc.

First Quarter 2006

Earnings Release and

Supplemental Financial Data

BRE PROPERTIES REPORTS FIRST QUARTER 2006 RESULTS

April 26, 2006 (San Francisco) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter ended March 31, 2006.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $27.1 million, or $0.51 per diluted share, during first quarter 2006, as compared with $26.2 million, or $0.50 per diluted share for the quarter ended March 31, 2005. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.) First quarter 20058 FFO included approximately $1.0 million, or $0.02 per share, of nonroutine income received from the settlement of bankruptcy proceedings with VelocityHSI.

Net income available to common shareholders for the first quarter totaled $7.4 million, or $0.14 per diluted share, as compared with $28.8 million, or $0.56 per diluted share, for the same period 2005. First quarter 2005 results included a net gain on sale totaling $21.5 million, or $0.42 per diluted share. No property sales were recorded during first quarter 2006.

Adjusted EBITDA for the quarter totaled $53.2 million, as compared with $49.3 million in first quarter 2005. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For first quarter 2006, revenues totaled $78.8 million, as compared with $70.4 million a year ago, which excludes revenues from discontinued operations of $5.1 million in the current period and $7.1 million in the prior period.

BRE’s year-over-year comparative earnings and FFO results were influenced by property-level same-store performance, income from acquisitions, properties in the lease-up phase of development and property dispositions. Same-store net operating income (NOI) increased 6.8% for the quarter, as compared with the same period in 2005. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.) The positive factors were offset by increased interest expense and dilution from properties sold during the first six months of 2005. Earnings per share (EPS) results for the quarter were influenced by an increased level of depreciation expense related to new property acquisitions and development properties completed during the past year.

Level of Investment and Overall NOI by Region

Quarter Ended March 31, 2006

Region	# Units	Gross Investment	% Investment	% Q1 ‘06 NOI
Southern California	11,220	$1,426,747	51%	55%
Northern California	5,880	656,386	23%	24%
Seattle	3,572	394,852	14%	12%
Phoenix	1,586	120,472	4%	4%
Discontinued Operations	2,184	219,889	8%	5%

($ amounts in 000s) Total	24,442	$2,818,346	100%	100%

Acquisition activities during 2004 and 2005 increased first quarter 2006 NOI by $1.8 million, as compared with first quarter 2005. Development and lease-up properties generated $800,000 in additional NOI during the quarter, as compared with first quarter 2005. Disposition activities during the first half of 2005 reduced first quarter 2006 NOI $1.6 million, as compared with first quarter 2005.

Interest expense increased to $20.8 million during first quarter 2006, from $18.1 million in first quarter 2005. The increase reflects the issuance of $150 million in unsecured notes during second quarter 2005, the assumption of approximately $35 million of secured debt associated with a property acquisition, additional borrowings to fund investment activities and rising short-term interest rates. General and administrative expenses decreased to $4.4 million in first quarter 2006, from $4.8 million in first quarter 2005.

Other Expenses reflect Red Hawk Ranch litigation costs, which totaled $500,000, or $0.01 per diluted share and $450,000, or $0.01 per diluted share, for the quarters ended March 31, 2006 and 2005, respectively.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 24,442 apartment units owned directly by BRE, same-store units totaled 19,352 for the quarter.

On a year-over-year basis, overall same-store revenue growth exceeded 6.5%, and was positively influenced by continued market rent growth in all operating regions, strong seasonal occupancy levels and stable resident turnover. Average same-store market rent for first quarter 2006 increased 8% to $1,282 per unit, from $1,182 per unit in first quarter 2005. Same-store physical occupancy levels averaged 95% during first quarter 2006, as compared with 94% in the same period 2005. Annualized resident turnover averaged 56% during the quarter, as compared with 55% first quarter last year.

Consistent with management’s expectations, overall same-store operating expenses incurred during first quarter 2006 increased approximately 6% from 2005 levels. This increase, which was almost twice the company’s historical average annual run-rate of approximately 3%, can be attributed to higher than usual turnover-related costs and greater payroll expense. The increase in resident turnover expense is related to the growing costs associated with carpet and flooring, which are petroleum-based products. In addition, the company has experienced increased expense for appliance replacements.

On a sequential basis, same-store revenue was flat with fourth quarter levels, which management believes is an indicator of fully recovered fundamentals in all of the company’s core operating markets. Market rent growth and occupancy improved throughout fourth quarter 2005 and first quarter 2006, a departure from the typical seasonal patterns of fourth quarter sequential declines followed by late first quarter recovery. Same-store NOI decreased 4.0%, as compared with fourth quarter 2005 due to expense growth of 9.5%, driven primarily by sequential increases and the timing associated with repairs and maintenance, utilities, payroll and property taxes.

Same-Store % Growth Results

Q1 2006 Compared with Q1 2005

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	33%	6.3%	4.4%	7.2%	5,967
San Diego, California	23%	6.2%	4.4%	6.9%	3,711
San Francisco, California	18%	6.4%	9.2%	5.2%	3,035
Sacramento, California	10%	7.0%	6.0%	7.5%	2,156
Seattle, Washington	12%	6.1%	6.7%	5.7%	3,149
Phoenix, Arizona	4%	11.5%	11.9%	11.2%	1,334

Total	100%	6.6%	6.2%	6.8%	19,352

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q1 2006	Q4 2005	Q1 2005	Q1 2006	Q1 2005
L.A./Orange County, California	94.1%	94.9%	94.7%	56%	54%
San Diego, California	95.1%	95.9%	94.4%	65%	58%
San Francisco, California	95.9%	96.2%	92.7%	49%	50%
Sacramento, California	95.6%	96.9%	93.2%	61%	60%
Seattle, Washington	94.5%	93.5%	93.3%	47%	52%
Phoenix, Arizona	97.5%	97.2%	93.3%	61%	68%

Average	95.1%	95.4%	93.8%	56%	55%

Development Activity

During first quarter 2006, the company had three Southern California communities in the lease-up phase: The Heights, with 208 units, in Chino Hills; Galleria at Towngate, with 268 units, in Moreno Valley; and Bridgeport Coast, with 188 units, in Santa Clarita. At the end of the quarter, 192 units were delivered at The Heights, 132 of which were occupied. At Galleria at Towngate, 160 units were delivered, 102 of which were occupied. At Bridgeport Coast, 36 units were delivered, eight of which were occupied.

Including the three properties in lease-up, BRE currently has six communities under construction, with a total of 1,536 units, an aggregate projected investment of $356 million and an estimated balance to complete totaling $131 million. Expected delivery dates for these units range from second quarter 2006 through fourth quarter 2007. Five development communities are in Southern California; the other is located in Northern California.

During first quarter 2006, BRE acquired two parcels of land in California: a 14.5-acre site in Anaheim, with a purchase price of approximately $30 million, or $2.1 million per acre; and a 7.3-acre site in Santa Clara, with a purchase price of $28.5 million, or $3.9 million per acre. The Santa Clara development site includes three occupied office buildings with approximately 50,000 square feet of space. The company intends to demolish the office buildings, rezone the land for both single family and multifamily housing, and sell the parcel designated for single family housing.

Combined with parcels of land previously acquired, BRE now owns five parcels representing 1,363 units of future development, for an estimated aggregate cost of $400 million upon completion. The land parcels are located in Southern California, Northern California and the Seattle, Washington metro area.

Financial and Other Information

At March 31, 2006, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $4.8 billion, with a debt-to-total market capitalization ratio of 34%. BRE’s outstanding debt of $1.6 billion carried a weighted average interest rate of 6.2% for the quarter ended March 31, 2006. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 2.6 times for the quarter. The weighted average maturity for outstanding debt is four and a half years. At March 31, 2006, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $461 million, with a weighted average interest cost of 5.7%.

During the first quarter of 2006 the company replaced its existing credit facility with a $600 million unsecured revolving line of credit with a group of 14 lenders. The new credit facility has a four-year term with a one-year extension, which is available at the company’s sole option. Based on the company’s current debt ratings, the line of credit is priced at LIBOR plus 57.5 basis points. The credit facility will be used to fund acquisition and development activities as well as for general working capital purposes.

For first quarter 2006, cash dividend payments to common shareholders totaled $26.4 million, or $0.5125 per share, which represents an increase of 2.5% over prior year per share dividend levels.

Red Hawk Ranch Litigation

Subsequent to the end of first quarter 2006, the company received $17.5 million from the settlement of construction defect litigation regarding Red Hawk Ranch, a 453-unit BRE property located in Fremont, California.

The settlement did not include claims associated with three subcontractors against whom the company has continued litigation. The company has reached settlement terms with the subcontractors, which will result in a payment of approximately $2.0 million to BRE during second quarter 2006. Settlement proceeds will be recognized as Other Income, and are expected to total $19.5 million, or $0.37 per share.

The capitalized cost of reconstruction is estimated to total $22.2 million. To date, the company has expended $8.0 million for reconstruction. All reconstruction work is expected to be complete during first quarter 2007. Legal and consulting costs associated with the litigation have totaled $5.9 million, to date and have been recorded as Other Expenses.

Earnings Outlook

At April 23rd, 11 research analysts had contributed quarterly FFO estimates on BRE to First CallTM, a widely referenced source of consensus earnings. Current analyst estimates of BRE’s per share FFO for first quarter 2006 range from $0.49 to $0.56, for a consensus average of $0.52 per share.

For the year 2006, 12 analysts have contributed FFO estimates for BRE to First Call ranging from $2.10 to $2.53, for a consensus average of $2.37.

The company’s first quarter 2006 operating and financial results were consistent with management’s expectations; all core operational guidance factors for 2006, outlined in a January 2006 release, remain intact. However, BRE has revised 2006 earnings estimates upwards to reflect the impact of the additional litigation settlement proceeds on FFO and EPS, as follows:

•	FFO guidance has been revised to a range of $2.44 to $2.56 per share, from a range of $2.40 to $2.52 per share.

•	EPS has been revised to a range of $0.99 to $1.11, from a range of $0.95 to $1.07. EPS estimates for 2006 do not include projected gains or losses associated with property sales.

FFO and EPS estimates may be subject to fluctuation as a result of several factors, including any change to underlying operating fundamentals, the timing associated with acquisition and disposition activity, the incurrence of any unexpected charges, and any gains or losses associated with disposition activity.

Q1 2006 Analyst Conference Call

The company will hold a conference call on Thursday, April 27 at 8:30 a.m. PDT (11:30 a.m. EDT) to review these results. The dial-in number to participate in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID# 6964957. A telephone replay of the call will be available April 27-May 26, 2006 at 800.642.1687 or 706.645.9291 international, using the same ID#. A link to the live webcast of the call will be posted on breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for 30 days following the call.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 86 apartment communities totaling 24,442 units in California, Arizona, Washington and Colorado. The company currently has 11 other properties in various stages of development and construction, totaling 2,899 units, and joint venture interests in two additional apartment communities, totaling 488 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “peeks” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Rescue Code of 1986, as amended, and increases in real property tax rates. The company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the company’s subsequent filings with the Securities and Exchange Commission. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on form 10-Q.

###

BRE Properties, Inc.

Financial and Operating Highlights

First Quarter 2006

(Unaudited; in thousands, except per share, ratio and community data)

	Quarter Ended March 31,
OPERATING INFORMATION	2006	2005
Total revenues (1)	$78,836	$70,412
Net income available to common shareholders	$7,387	$28,838
Per diluted share	$0.14	$0.56
Funds from Operations (2)	$27,116	$26,247
FFO per diluted share	$0.51	$0.50
Nonroutine income items (3)	$0	$1,025
Nonroutine income items per diluted share	$0.00	$0.02
Other Expenses (4)	$499	$448
Other Expenses per diluted share	$0.01	$0.01
Dividends per share	$0.5125	$0.5000
Adjusted EBITDA (2)	$53,183	$49,300
Common dividends	$26,425	$25,307
Preferred dividends	$4,468	$4,468
Interest expense	$20,790	$18,059
Interest coverage ratio (5)	2.6	2.7
Fixed charge coverage ratio (5)	2.1	2.2
Same-store revenue increase/decrease	6.6%	1.8%
Same-store expense increase/decrease	6.2%	-1.2%
Same-store NOI increase/decrease	6.8%	3.2%
Operating margins	68%	68%

CAPITALIZATION DATA	3/31/06	3/31/05
Net real estate investments	$2,719,645	$2,531,283
Total assets, gross	$3,133,332	$2,884,457
Total debt	$1,644,825	$1,425,203
Minority interest	$60,812	$61,675
Preferred stock (at liquidation preference)	$250,000	$250,000
Total shareholders’ equity	$1,020,002	$1,051,494
Common shares and units outstanding	52,298	51,795
Share price, end of period	$56.00	$35.30
Total market capitalization	$4,823,513	$3,503,567
Total book capitalization	$2,725,639	$2,538,372
Debt to total market capitalization	34%	41%
Debt to total book capitalization	60%	56%
Debt to total assets, gross	52%	49%
Secured debt to total assets	10%	10%

COMMUNITY INFORMATION	3/31/06	3/31/05
Operating communities:
Communities	86	87
Units	24,442	24,494
Communities under development:
Communities	11	9
Units	2,899	2,339

(1)	Revenues reported exclude results from discontinued operations, partnership income and other income.

(2)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this package.

(3)	Q1 2005 includes income from bankruptcy proceedings totaling $1,025,000.

(4)	For 2006 and 2005 Other Expenses represent Red Hawk Ranch litigation costs.

(5)	Interest coverage represents ratio of Adjusted EBITDA to interest expense. Fixed charge coverage represents ratio of Adjusted EBITDA to interest expense plus preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2006

(Unaudited, dollar amounts in thousands except per share data)

ASSETS	March 31, 2006	December 31, 2005
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,588,423	$2,530,046
Construction in progress	175,001	171,423
Less: accumulated depreciation	(348,418)	(330,067)

	2,415,006	2,371,402

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,033	10,088
Real estate held for sale, net	196,179	195,447
Land under development	98,427	62,458

Total real estate portfolio	2,719,645	2,639,395
Other assets	65,269	64,995

TOTAL ASSETS	$2,784,914	$2,704,390

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$980,000
Unsecured line of credit	386,000	301,000
Secured line of credit	75,000	75,000
Mortgage loans	203,825	204,574
Accounts payable and accrued expenses	59,275	55,999

Total liabilities	1,704,100	1,616,573

Minority interests	60,812	61,675

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 10,000,000 shares with $25 liquidation preference issued and outstanding at March 31, 2006 and December 31, 2005, respectively.	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 51,317,339 and 51,312,097 at March 31, 2006 and December 31, 2005, respectively.	513	513
Additional paid-in capital	1,019,389	1,025,529

Total shareholders’ equity	1,020,002	1,026,142

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,784,914	$2,704,390

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2006 and 2005

(Unaudited, dollar and share amounts in thousands)

REVENUE	Three months ended 3/31/06	Three months ended 3/31/05
Rental income	$75,382	$67,538
Ancillary income	3,454	2,874

Total revenue	78,836	70,412
EXPENSES
Real estate expenses	$25,162	$22,468
Depreciation	19,131	17,019
Interest expense	20,790	18,059
General and administrative	4,440	4,760
Other expenses	499	448

Total expenses	70,022	62,754
Other income	637	1,204

Income before minority interests, partnership income and discontinued operations	9,451	8,862
Minority interests	(908)	(790)
Partnership income	134	145

Income from continuing operations	8,677	8,217
Discontinued operations:
Discontinued operations, net (1)	3,178	3,566
Net gain on sales	—	21,523

Total discontinued operations	3,178	25,089
NET INCOME	$11,855	$33,306
Dividends attributable to preferred stock	4,468	4,468

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$7,387	$28,838

Net income per common share - basic	$0.14	$0.57

Net income per common share - assuming dilution	$0.14	$0.56

Weighted average shares outstanding - basic (2)	51,130	50,595

Weighted average shares outstanding - assuming dilution (2)	52,345	51,330

(1)	Details of net earnings from discontinued operations. For 2006 includes seven properties held for sale as of March 31, 2006. For 2005 also includes results from three properties sold during the first six months of 2005.

	Three months ended 3/31/06	Three months ended 3/31/05
Rental and ancillary income	5,086	$7,114
Real estate expenses	(1,908)	(2,347)
Depreciation	—	(1,201)

Income from discontinued operations, net	$3,178	$3,566

(2)	See analysis of weighted average shares and ending shares at page 15.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

ASSETS	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,588,423	$2,530,046	$2,478,781	$2,671,796	$2,568,723
Construction in progress	175,001	171,423	142,045	135,217	125,686
Less: accumulated depreciation	(348,418)	(330,067)	(312,269)	(315,537)	(297,985)

	2,415,006	2,371,402	2,308,557	2,491,476	2,396,424
Equity interests in real estate joint ventures:
Investments in rental properties	10,033	10,088	10,183	10,158	10,175
Real estate held for sale	196,179	195,447	195,047	—	45,296
Land under development	98,427	62,458	77,184	81,735	79,388

Total real estate portfolio	2,719,645	2,639,395	2,590,971	2,583,369	2,531,283
Other assets	65,269	64,995	55,673	52,359	55,189

TOTAL ASSETS	$2,784,914	$2,704,390	$2,646,644	2,635,728	$2,586,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$980,000	$980,000	$998,023	$848,092
Unsecured line of credit	386,000	301,000	226,000	189,000	245,000
Secured line of credit	75,000	75,000	75,000	75,000	140,000
Mortgage loans	203,825	204,574	215,690	216,482	192,111
Accounts payable and accrued expenses	59,275	55,999	54,733	52,296	48,100

Total liabilities	1,704,100	1,616,573	1,551,423	1,530,801	1,473,303

Minority interests	60,812	61,675	61,675	61,675	61,675

Shareholders’ equity:
Preferred stock	100	100	100	100	100
Common stock	513	513	512	508	508
Additional paid-in capital	1,019,389	1,025,529	1,032,934	1,042,644	1,050,886

Total shareholders’ equity	1,020,002	1,026,142	1,033,546	1,043,252	1,051,494

TOTAL LIABILITIES AND EQUITY	$2,784,914	$2,704,390	$2,646,644	$2,635,728	$2,586,472

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

REVENUE	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
Rental income	$75,382	$74,884	$73,461	$69,015	$67,538
Ancillary income	3,454	3,298	3,387	3,676	2,874

Total revenue	78,836	78,182	76,848	72,691	70,412
EXPENSES
Real estate expenses	$25,162	$22,625	$24,366	$22,742	$22,468
Depreciation	19,131	18,313	18,893	16,810	17,019
Interest expense	20,790	20,604	19,512	18,378	18,059
General and administrative	4,440	4,963	4,045	4,048	4,760
Other expenses	499	1,182	759	281	448

Total expenses	70,022	67,687	67,575	62,259	62,754
Other income	637	738	446	497	1,204
Income before minority interests, partnership income and discontinued operations	9,451	11,233	9,719	10,929	8,862
Minority interests	(908)	(915)	(915)	(915)	(790)
Partnership income	134	4,673	155	102	145

Income from continuing operations	8,677	14,991	8,959	10,116	8,217
Discontinued operations:
Discontinued operations, net (1)	3,178	3,343	2,379	2,479	3,566
Net gain on sales	—	—	—	5,374	21,523

Total discontinued operations	3,178	3,343	2,379	7,853	25,089

NET INCOME	$11,855	$18,334	$11,338	$17,969	$33,306
Dividends attributable to preferred stock	4,468	4,468	4,468	4,468	4,468

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$7,387	$13,866	$6,870	$13,501	$28,838

Net income per common share - basic	$0.14	$0.27	$0.13	$0.27	$0.57

Net income per common share - diluted	$0.14	$0.27	$0.13	$0.26	$0.56

Weighted average shares outstanding - basic	51,130	51,240	51,065	50,810	50,595

Weighted average shares outstanding - assuming dilution	52,345	52,190	51,990	51,560	51,330

(1)	Details of earnings from discontinued operations, net:

	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
Rental and ancillary income	$5,086	$5,082	$5,184	$5,791	$7,114
Real estate expenses	(1,908)	(1,739)	(1,990)	(2,087)	(2,347)
Depreciation	—	—	(815)	(1,225)	(1,201)

Income from discontinued operations, net	$3,178	$3,343	$2,379	$2,479	$3,566

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO), Capital Expenditures, and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

CALCULATION OF FFO	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$7,387	$13,866	$6,870	$13,501	$28,838
Add back/ exclude:
Depreciation from continuing operations	19,131	18,313	18,893	16,810	17,019
Depreciation from discontinued operations	—	—	815	1,225	1,201
Minority interests	908	915	915	915	790
Depreciation from unconsolidated entities	95	209	209	216	202
Net (gain) on sales	—	—	—	(5,374)	(21,523)
Less: Minority interests not convertible into common shares	(405)	(405)	(405)	(405)	(280)

FUNDS FROM OPERATIONS(1)	$27,116	$32,898	$27,297	$26,888	$26,247

Nonroutine income items (2)	—	$4,575	—	—	$1,025

Other expenses (3)	$499	$1,182	$759	$281	$448

Weighted average shares and equivalents outstanding -assuming dilution	53,340	53,210	53,010	52,580	52,350
PER SHARE INFORMATION - ASSUMING DILUTION :
Funds from operations	$0.51	$0.62	$0.51	$0.51	$0.50
Non-routine income items (2)	$0.00	$0.09	$0.00	$0.00	$0.02
Other expenses (3)	$0.01	$0.02	$0.01	$0.01	$0.01

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.

(2)	Nonroutine income items includes a gain on sale of partnership interest totaling $4,575,000 for the quarter ended December 31, 2005. For the quarter ended March 31, 2005 the non-routine income reflects proceeds from a bankruptcy proceeding totaling $1,025,000.

(3)	Represents litigation costs incurred in connection with a construction defect lawsuit regarding the Red Hawk Ranch apartment community.

CAPITAL EXPENDITURES	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
Capital expenditures (4)	$1,254	$5,296	$3,057	$4,140	$1,076

Average apartment units in period	24,442	23,937	23,826	24,198	24,238
Capital expenditures per apartment unit in period	$51	$221	$128	$171	$44
Capital expenditures per apartment unit-trailing four quarters	$571	$564	$560	$701	$709
Revenue enhancing rehabilitation costs	$5,557	$6,154	$4,474	$5,370	$3,476

(4)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.

RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
Revenues from continuing operations	$79,607	$83,593	$77,449	$73,290	$71,761
Revenues from discontinued operations	5,086	5,082	5,184	5,791	7,114

Total Revenues	$84,693	$88,675	$82,633	$79,081	$78,875
Real estate expenses-continuing operations	$25,162	$22,625	$24,366	$22,742	$22,468
Real estate expenses-discontinued operations	1,908	1,739	1,990	2,087	2,347

Total Real Estate Expenses	$27,070	$24,364	$26,356	$24,829	$24,815
Total Net Operating Income	$57,623	$64,311	$56,277	$54,252	$54,060

Depreciation from continuing operations	$19,131	$18,313	$18,893	$16,810	$17,019
Depreciation from discontinued operations	—	—	815	1,225	1,201

Total Depreciation	$19,131	$18,313	$19,708	$18,035	$18,220

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended March 31, 2006 and 2005

(Dollar amounts in thousands)

		Revenues			Expenses
California	No. of Units	Q1 2006	Q1 2005	% Change	Q1 2006	Q1 2005	% Change
L.A./Orange County	5,967	$22,029	$20,718	6.3%	$6,884	$6,591	4.4%
San Diego	3,711	14,968	14,093	6.2%	4,122	3,949	4.4%
San Francisco	3,035	11,949	11,226	6.4%	3,703	3,390	9.2%
Sacramento	2,156	6,526	6,097	7.0%	2,100	1,981	6.0%
Pacific Northwest
Seattle	3,149	9,216	8,688	6.1%	3,414	3,200	6.7%
Mountain/Desert Markets
Phoenix	1,334	3,331	2,988	11.5%	1,280	1,144	11.9%

Total Same-Store (1)	19,352	$68,019	$63,810	6.6%	$21,503	$20,255	6.2%

			Net Operating Income
California	No. of Communities	No. of Units	Q1 2006	Q1 2005	% Change	% of Total
L.A./Orange County	23	5,967	$15,145	$14,127	7.2%	33%
San Diego	12	3,711	10,846	10,144	6.9%	23%
San Francisco	9	3,035	8,246	7,836	5.2%	18%
Sacramento	10	2,156	4,426	4,116	7.5%	10%
Pacific Northwest
Seattle	13	3,149	5,802	5,488	5.7%	12%
Mountain/Desert Markets
Phoenix	3	1,334	2,051	1,844	11.2%	4%

Total Same-Store (1)	70	19,352	$46,516	$43,555	6.8%	100%

			Net Operating Income
“Non Same-Store” Summary	No. of Communities	No. of units	Q1 2006	Q1 2005
Acquired properties (2)	5	1,731	$4,624	$2,857
Development properties (3)	1	234	1,419	646
Rehabilitation properties (4)	1	453	727	886
Discontinued operations (5)	7	2,184	3,178	4,767
Joint venture and other real estate income (6)	2	488	134	145
Commercial properties (7)	n/a	n/a	388	0
Other income	n/a	n/a	637	1,204

Total Non Same-Store	16	5,090	$11,107	$10,505

Less Properties Sold Q1 ‘06	—	—
Total All Units / NOI	86	24,442	$57,623	$54,060

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting January 1, 2005.

(2)	Consists of NOI from properties acquired after January 1, 2005.

(3)	Consists of NOI from one property (234 units) fully delivered and three properties (388 units) partially delivered with units under construction.

(4)	Consists of NOI from one property which is under rehabilitation.

(5)	For 2006 includes results from seven properties held for sale at March 31, 2006. For 2005, amounts also include NOI from three properties sold during the first six months of 2005.

(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

(7)	Consists of NOI from two office parks that will later be converted to multi-family.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of March 31, 2006 and 2005

		Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio (3)
California	No. of Units	Q106	Q105	% Change	Q106	Q105	2006	2005
L.A./ Orange Co.	5,967	$1,360	$1,239	10%	94.1%	94.7%	56%	54%
San Diego	3,711	1,451	1,364	6%	95.1%	94.4%	65%	58%
San Francisco	3,035	1,459	1,348	8%	95.9%	92.7%	49%	50%
Sacramento	2,156	1,091	1,030	6%	95.6%	93.2%	61%	60%
Pacific Northwest
Seattle	3,149	1,054	964	9%	94.5%	93.3%	47%	52%
Mountain/Desert Markets
Phoenix	1,334	912	811	12%	97.5%	93.3%	61%	68%

Total/Average Same Store (4)	19,352	$1,282	$1,182	8%	95.1%	93.8%	56%	55%

(1)	Represents, by region, weighted average market level rents for the period.

(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.

(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.

(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting January 1, 2005.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities - Q106 (5)

	Number of Units
California	ACQ	DEV	REHAB	HELD FOR SALE	JV	Total	Market Rent/ Unit	Average Occupancy
L.A./ Orange Co.	1,308	234	—	—	—	1,542	$1,632	92.7%
San Francisco	—	—	453	—	—	453	1,491	73.3%
Sacramento	—	—	—	—	236	236	1,101	97.8%
Pacific Northwest
Seattle	423	—	—	—	—	423	1,136	93.4%
Mountain/Desert Markets
Phoenix	—	—	—	564	252	816	966	97.7%
Denver	—	—	—	1,620	—	1,620	813	90.4%

Total/Average Non-Same Store	1,731	234	453	2,184	488	5,090	$1,186	91.3%

Total/Average Portfolio						24,442	$1,262	94.3%

(5)	Consists of communities acquired and development properties delivered or stabilized after January 1, 2005, one community currently under rehabilitation, seven communities held for sale and two communities contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of March 31, 2006

(Dollar and share amounts in thousands)

				For the three months ended March 31, 2006
	Balance Outstanding March 31, 2006		Average Life	Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
FIXED RATE
Unsecured	$980,000		4.82 years	6.37%	59.6%	31.3%
Secured	180,535		5.39 years	6.37%	11.0%	5.8%
Total fixed rate debt	$1,160,535		4.91 years	6.37%	70.6%	37.1%

VARIABLE RATE DEBT
Unsecured Line of credit (1)	$386,000		3.75 years	5.71%	23.5%	12.3%
Secured Line of credit	75,000		2.17 years	5.78%	4.6%	2.4%
Secured tax-exempt mortgages	23,290		2.23 years	5.17%	1.4%	0.7%
Total variable rate debt	$484,290		3.43 years	5.69%	29.4%	15.4%

TOTAL DEBT	$1,644,825		4.47 years	6.17%	100.0%	52.5%

Ratio of debt to total market capitalization	34%
Interest expense coverage - YTD’06 (2)	2.6	x
Fixed charge coverage - YTD’06 (2)	2.1	x

SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2006	$0	$14,908	$14,908
2007	200,000	14,820	214,820
2008 (3)	—	97,577	97,577
2009	200,000	19,328	219,328
2010 (4)	536,000	33,279	569,279
2011	250,000	2,121	252,121
Thereafter	180,000	96,792	276,792

Total	$1,366,000	$278,825	$1,644,825

SENIOR UNSECURED DEBT RATINGS

Moody’s	Baa2	(stable	)
Standard & Poor’s	BBB	(stable	)
Fitch	BBB	(stable	)

CAPITALIZED INTEREST

	Qtr. Ended 3/31/2006	Qtr. Ended 3/31/2005
Interest capitalized	$3,661	$2,003

SUMMARY OF COMMON SHARES

	Qtr. Ended 3/31/2006	Qtr. Ended 3/31/2005
Weighted average shares outstanding (5)	51,130	50,595
Weighted average OP units	995	1,020
Dilutive effect of stock awards	1,215	735

Diluted shares - FFO (6)	53,340	52,350
Less: Anti-dilutive OP Units (7)	(995)	(1,020)

Diluted shares - EPS(8)	52,345	51,330

Ending	As of 3/31/2006	As of 3/31/2005
Shares outstanding at end of period	51,317	50,776
OP units at end of period	981	1,019
Dilutive effect of stock awards	1,295	735

Total	53,593	52,530

SUMMARY OF PREFERRED SHARES

	Qtr. Ended 3/31/2006	Qtr. Ended 3/31/2005
8.08% Series B, $25 per share liquidation pref.	3,000	3,000
6.75% Series C, $25 per share liquidation pref.	4,000	4,000
6.75% Series D, $25 per share liquidation pref.	3,000	3,000

	10,000	10,000

(1)	At March 31, 2006 we had a revolving Line of credit providing up to $600 million priced at LIBOR plus 57.5 bp, maturing in January 2010.

(2)	Represents interest expense and preferred stock dividend payment coverage for the three months ended March 31, 2006.

(3)	Includes the scheduled maturity of our secured line of credit. At March 31 2006, the outstanding balance was $75 million.

(4)	Includes the scheduled maturity of our unsecured line of credit. At March 31, 2006, the outstanding balance was $386 million.

(5)	Represents denominator for shares in the calculation of basic earnings per share.

(6)	Represents denominator for shares in the calculation of diluted FFO per share.

(7)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.

(8)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

March 31, 2006

(Dollar amounts in millions)

	Number of Units	Cost Incurred(1)	Estimated Cost	Balance to Complete	Product Type	First Units Delivered	Estimated Completion(2)
CONSTRUCTION IN PROGRESS
The Heights
Chino Hills, CA	208	$41.2	$42.0	$0.8	Garden	2Q/2005	2Q/2006
Bridgeport Coast
Santa Clarita, CA	188	37.6	41.0	3.4	Garden	1Q/2006	3Q/2006
Galleria at Towngate
Moreno Valley, CA	268	37.8	41.1	3.3	Garden	3Q/2005	2Q/2006
Renaissance at Uptown Orange (3)
Orange, CA	460	50.2	114.7	64.5	Wrap	1Q/2007	3Q/2007
Bay Vista Apartments
Emeryville, CA	224	23.3	63.3	40.0	Podium	2Q/2007	4Q/2007
The Stuart at Sierra Madre Villa
Pasadena, CA	188	34.4	54.2	19.8	Podium	4Q/2006	1Q/2007

Total CIP	1,536	$224.5	$356.3	$131.8

	Number of Units	Cost Incurred(5)	Estimated Cost	Estimated Const. Start	Product Type
LAND UNDER DEVELOPMENT(4)
Belcarra Apartments
Bellevue, WA	297	$16.4	$72.5	3Q/2006	Podium
Denny Way Apartments
Seattle, WA	194	10.0	49.0	3Q/2006	Podium
5600 Wilshire
Los Angeles, CA	284	38.4	121.0	2Q/2006	Podium
Stadium Park (6)
Anaheim, CA	320	33.6	77.2	3Q/2006	Podium
Crossings(7)
Santa Clara, CA	268	29.3	79.6	2Q/2007	Podium

Total LUD	1,363	$127.7	$399.3

7.00% - 8.00% Represents weighted average projected stabilized yield for construction in progress and land under development.

	Number of Units	Cost Incurred(9)	Estimated Cost(10)	Estimated Const. Start	Product Type
LAND UNDER CONTRACT(8)
Walnut Creek, CA	378	1.7	100.2	2H/2007	Podium
Riverside, CA	208	0.7	45.5	2H/2007	Garden
Pleasanton, CA	408	1.3	98.8	1H/2008	Wrap
Pasadena, CA	212	0.1	70.0	2H/2007	Podium

Total	1,206	$3.8	$314.5

(1)	Reflects all recorded costs incurred as of March 31, 2006, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress.” Included in this amount is $28 million of costs for the 192 completed units on The Heights, $16.2 million of costs for the 160 completed units on Galleria at Towngate and $5.4 million of cost for the 36 completed units on Bridgeport Coast which are reflected on our Consolidated Balance Sheet as “direct investments in real estate-investments in rental properties.”

(2)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.

(3)	Unit count and cost estimate reflects decision to proceed with a planned phase II, which adds 122 units.

(4)	Land under development represents land that is owned. Projects listed are in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.

(5)	Reflects all recorded costs incurred as of March 31, 2006, recorded on our consolidated balance sheet as “Land under development.” Included in this amount is $29.3 million of costs for Santa Clara which currently has four office buildings which are reflected on our Consolidated Balance Sheet as “direct investments in real estate-investments in rental properties.”

(6)	Costs incurred reflects purchase price of 14.5 acre site. BRE will retain a portion for development and sell the excess parcel.

(7)	Costs incurred reflects purchase price of 7.3 acre site. BRE will retain a portion for development and sell the excess parcel. The updated development plan increased the number of units and related estimated cost for this project.

(8)	Land under contract represents land parcels for which we have signed an option agreement to purchase land and have commenced the entitlement process. $250,000 of the total deposits are refundable.

(9)	Represents deposits, contractual costs, and entitlement expenses incurred to date.

(10)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

BRE Properties, Inc.	Exhibit A
Sequential “Same-Store” Multifamily Markets Summary
Last five quarters

REVENUES

	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
California
L.A./Orange County	0.2%	0.7%	2.8%	2.5%	0.9%
San Diego	-2.0%	3.3%	2.5%	2.3%	2.6%
San Francisco	0.2%	0.0%	3.6%	2.5%	1.6%
Sacramento	-0.9%	1.4%	3.0%	3.4%	1.3%
Pacific Northwest
Seattle	1.9%	-1.2%	2.0%	3.3%	1.8%
Mountain/Desert Markets
Phoenix	1.8%	3.8%	3.9%	1.2%	0.4%

Total Same Store	-0.1%	1.1%	2.8%	2.5%	1.6%

EXPENSES(1)

	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
California
L.A./Orange County	11.7%	-8.6%	5.2%	-1.7%	7.2%
San Diego	8.8%	-5.7%	5.8%	-3.8%	10.4%
San Francisco	-0.7%	10.7%	-1.5%	0.9%	-10.4%
Sacramento	13.2%	-7.7%	-2.7%	4.3%	1.9%
Pacific Northwest
Seattle	14.8%	-10.0%	7.5%	-4.0%	7.8%
Mountain/Desert Markets
Phoenix	13.5%	-10.0%	4.4%	3.2%	9.7%

Total Same Store	9.5%	-5.1%	3.6%	0.0%	3.2%

NET OPERATING INCOME

	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
California
L.A./Orange County	-4.2%	4.9%	1.7%	4.4%	-1.7%
San Diego	-5.5%	6.6%	1.4%	4.7%	-0.1%
San Francisco	0.6%	-4.2%	5.8%	3.3%	7.9%
Sacramento	-6.5%	5.6%	5.8%	3.0%	1.0%
Pacific Northwest
Seattle	-4.4%	3.8%	-0.9%	2.7%	-1.4%
Mountain/Desert Markets
Phoenix	-4.3%	12.9%	3.5%	0.0%	-4.5%

Total Same Store	-4.0%	3.9%	2.5%	3.7%	0.8%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utilities and other items.

BRE Properties, Inc.	Exhibit B
Net Asset Value Calculation, Annualized Q1 2006
(Amounts in thousands, except per share data)
Overall portfolio capitalization rate: 5.00% (1)

	Calculation per Actual-Q1 ‘06	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$301,528			$301,528
Partnership and ancillary revenues	14,352			14,352

Total real estate revenues	315,880	$8,120	(2),(3),(4),(5)	$324,000
Total real estate expenses	(100,648)	(3,233	)(2),(3),(4),(5)	(103,881)

Annualized real estate net operating income	$215,232	$4,887		$220,119
Real estate asset value	4,304,640			$4,402,380
Value of other assets:
Properties acquired @ 1.1x cost	—	114,149	(2)	$114,149
Construction in progress @ 1.20x cost	210,001	59,537	(3)	269,538
Land under development @1.20x cost	118,112	35,158	(5)	153,270
Receivables and other assets, tangible	53,906			53,906
Other liabilities and nonconvertible minority interest	(93,382)			(93,382)

Total value of other assets	$288,637	$208,844		$497,481
Value of all assets:
Real estate asset value	$4,304,640			$4,402,380
Value of other assets	288,637			497,481

Total asset value	$4,593,277			$4,899,861
Debt and preferred equity:
Mortgage loans	$203,825			$203,825
Unsecured senior notes	980,000			980,000
Unsecured line of credit	386,000			386,000
Secured line of credit	75,000			75,000
Perpetual preferred stock	250,000			250,000

Total debt and preferred	$1,894,825			$1,894,825
Current equity value	$2,698,452			$3,005,036
Common shares outstanding	51,317			51,317
Operating partnership units	981			981
Dilution from stock based awards	1,295			1,295

Diluted shares/OP units outstanding	53,593			53,593

CURRENT NET ASSET VALUE PER SHARE	$50.35			$56.07

1 Market cap rates	Current range
San Francisco	4.50% - 5.00%
San Diego	4.50% - 5.00%
L.A. / Orange Co.	4.50% - 5.00%
Sacramento	5.00% - 5.50%
Seattle	5.00% - 5.50%
Phoenix	5.00% - 5.50%
Denver	5.25% - 5.75%

Weighted average	4.75% - 5.25%

NAV Sensitivity

Cap Rate	$NAV /Share
5.25%	$52.16
5.00%	$56.07
4.75%	$60.39

[1]	The NAV calculation uses a cap rate of 5.00%, which is at the mid point of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and updated on a semi-annual basis.

[2]	Represents NOI adjustment for Mission Grove Park Apartments, purchased in May 2005 nonstabilized, and Palm Court acquired mid October. Costs are added back at 1.10x and net operating income from these communities are subtracted to arrive at adjusted NOI. Adjustment reduces annualized NOI by $4.7M.

[3]	Represents The Heights in Chino Hills, CA, Bridgeport Coast in Santa Clarita, CA, and Galleria at Towngate in Moreno Valley, CA which have commenced delivery of units out of CIP and did not generate full rental revenues for the period. Cost is added back to CIP at 1.20x of cost, and NOI from those communities is subtracted to arrive at adjusted NOI. Adjustment reduces annualized NOI by $2.7M.

[4]	Annualized Q1 ‘06 NOI from seven properties held for sale added back to arrive at adjusted NOI. Adjustment increases annualized NOI by $12.7M.

[5]	Represents Santa Clara, a commercial property site, purchased in Q1 ‘06 for a conversion to multifamily. Cost is added back to Land under development at 1.20x of cost, and NOI from that property is subtracted to arrive at adjusted NOI. Adjustment reduces annualized NOI by $0.4M.

BRE Properties, Inc.	Exhibit C
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 03/31/2006	Quarter Ended 03/31/2005
Net income available to common shareholders	$7,387	$28,838
Depreciation from continuing operations	19,131	17,019
Depreciation from discontinued operations	—	1,201
Minority interests	908	790
Depreciation from unconsolidated entities	95	202
Net gain on investments	—	(21,523)
Less: Minority interests not convertible to common	(405)	(280)

Funds from operations	$27,116	$26,247

Diluted shares outstanding - EPS (1)	52,345	51,330
Net income per common share - diluted	$0.14	$0.56

Diluted shares outstanding - FFO (1)	53,340	52,350
FFO per common share - diluted	$0.51	$0.50

(1)	See analysis of weighted average shares and ending shares at page 15.

BRE Properties, Inc.	Exhibit C, continued
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 03/31/06	Quarter ended 03/31/05
Net income available to common shareholders	$7,387	$28,838
Interest	20,790	18,059
Depreciation	19,131	18,220

EBITDA	47,308	65,117
Minority interests	908	790
Net gain on sales	—	(21,523)
Dividends on preferred stock	4,468	4,468
Other expenses	499	448

Adjusted EBITDA	$53,183	$49,300

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 03/31/06	Quarter ended 03/31/05
Net income available to common shareholders	$7,387	$28,838
Interest	20,790	18,059
Depreciation	19,131	18,220
Minority interests	908	790
Net gain on sales	—	(21,523)
Dividends on preferred stock	4,468	4,468
General and administrative expense	4,440	4,760
Other expenses	499	448

NOI	$57,623	$54,060

Less Non Same-Store NOI	11,107	10,505

Same-Store NOI	$46,516	$43,555